EXHIBIT 10.20

                           VARIABLE COMPENSATION PLAN


                                    ARTICLE I
                                     GENERAL

1.1.    Establishment and Purpose of the Plan:

NL Industries, Inc., a New Jersey corporation, hereby adopts this Variable Compensation Plan (the "Plan"). The purpose of the Plan is to attract and retain high quality executives, officers and employees and provide further incentives to such executives and employees to maximize the Company's annual financial performance and thereby increase shareholder value.

1.2.    Definitions:

Whenever used in this Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided.

(a) "Award Group" means one of the following groups to which Participants may be designated as provided in the Plan or such other groups as may be designated by the Committee from time to time:

          Group I
          Group II
          Group III
          Group IV

(b) Except as provided in Article VI, "Base Salary" means the regular salary actually paid during a Plan Year to a Participant while participating in the Plan. Regular salary shall include any salary reduction contributions made to the Company's 401(k) Plan or other deferred compensation plans, but shall be exclusive of any Variable Compensation Awards under the Plan and of any other bonuses, incentive pay, or special awards.

(c)  "Board" means the Board of Directors of NL Industries, Inc.

(d)  "CEO" means the Company's Chief Executive Officer.

(e) "Certain Executive Officers" means those Executive Officers of the Company who are designated by the Committee to be Group III or Group IV Participants and whose total non-performance based compensation from the Company for the applicable Plan Year would otherwise be in excess of the amount deductible by the Company pursuant to Section 162(m) of the Code, including Qualifying Group III Participants.

(f)  "Code" means the Internal Revenue Code of 1986, as amended (the "Code").

(g) "Committee" means the Management Development and Compensation Committee of the Board or such other committee as may be designated from time to time by the Board, which shall consist of two or more members who meet the requirements of
Section 162(m) of the Code. The members of the Committee shall be appointed by the Board, and any vacancy on the Committee shall be filled by the Board.

(h) "Company" means NL Industries, Inc. and its direct or indirect subsidiaries.

(i) "Company Performance Level" means with respect to each Award Group the Minimum Company Performance Level, Target Company Performance Level or Maximum Company Performance Level (each as described in Section 4.3 below) achieved or to be achieved by the Company or applicable Company business segment for the applicable Plan Year.

(j)  "Employee" means a regular U.S. salaried employee of the Company.



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(k)  "Executive  Officers"  shall have the  meaning  set forth in rule  16a-1(f)
promulgated under section 16(a) of the Securities Exchange Act of 1934.

(l) "401(k) Plan" means an employee welfare plan of the Company qualified under the provisions and regulations of Section 401(k) of the Code.

(m) "Individual Performance Level" with respect to each Participant (excluding Certain Executive Officers) means the individual performance rating assigned by the Company to such Participant for the applicable Plan Year. Individual performance rating initially shall consist of a relative rating scale from "outstanding" to "marginal" for all Participants (excluding Certain Executive Officers) for any Plan Year. The Committee may terminate, change or adopt a different individual performance rating scale as it determines appropriate from time to time.

(n) "Participant" means an Employee selected or designated for participation in the Plan for a specified Plan Year including Certain Executive Officers.

(o) "Performance Percentage" with respect to Award Groups I, II, and III (excluding Qualifying Group III Participants, as defined below) means the percentage assigned by the Committee to each such Award Group at each different combination of Individual Performance Level and Company Performance Level for such Award Group. With respect to Participants in Award Group III whose total non-performance based compensation from the Company for the applicable Plan Year otherwise would be in excess of the amount deductible by the Company pursuant to
Section 162(m) of the Code ("Qualifying Group III Participants"), no Individual Performance Level shall be assigned to such Qualifying Group III Participants in determining the applicable Performance Percentage for such Plan Year. Instead the Performance Percentage for Qualifying Group III Participants shall be the highest Performance Percentage available at the applicable Company Performance Level for Award Group III Participants in general. The Committee, in its sole discretion, may decrease such Performance Percentage and the corresponding Variable Compensation Awards applicable to such Qualifying Group III Participants. With respect to Award Group IV Participants, the initial Performance Percentages for the Company Performance Levels shall be as follows:
150% for Maximum Company Performance Level, 100% for Target Company Performance Level and 50% for Minimum Company Performance Level. The Performance Percentages with respect to each Award Group for any Plan Year may be set or changed by the Committee during the first ninety (90) days of such Plan Year.

(p)  "Plan Year" means the Company's fiscal year.

(q) "Variable Compensation Award" with respect to any Participant for any Plan Year means an amount to be paid by the Company to such Participant under the terms of the Plan equal to the product of (A) the applicable Performance Percentage for such Participant for such Plan Year, times (B) the Base Salary of such Participant for such Plan Year.

1.3     Gender and Number:

Except when otherwise indicated by the context, words in the masculine gender, when used in the Plan, shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

        ARTICLE II
ADMINISTRATION OF THE PLAN

2.1     Administration:

(a) The Plan shall be administered by the Committee. Except with respect to Committee's administrative authority regarding Executive Officers, the Committee may delegate its day-to-day administrative authority regarding the Plan to the CEO. The CEO may in turn re-delegate from time to time said administrative authority to such officers and employees of the Company as he deems appropriate. The Company's management shall assist and provide such recommendations to the Committee as the Committee may request from time to time in connection with the administration of the Plan.

(b) Subject to the limitations of the Plan, the Committee shall: (i) designate the Executive Officers who shall be Participants and the Award Groups in which they shall be included, (ii) designate and approve Performance Percentages applicable in determining Variable Compensation Awards for payment to Participants in such forms and amounts as it shall determine from time to time,
(iii) impose such limitations, restrictions, and conditions upon such Variable Compensation Awards as it shall deem appropriate, (iv) interpret the Plan and adopt, amend, and rescind administrative guidelines relating to the Plan, (v) correct any defects or omissions or reconcile any inconsistencies in the Plan, the Performance Percentages or in any Variable Compensation Award granted hereunder, and (vi) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding.

(c) All expenses associated with the Plan shall be borne by the Company subject to such allocation to its subsidiaries and business segments as it deems appropriate.


        ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.1     Eligibility and Participation:

The Company's management shall determine the Employees to be selected as Participants under the Plan and the Award Group in which each such Participant may be included, except that participation by Executive Officers shall be determined by the Committee. Any Employee, except Certain Executive Officers, may be designated and selected as a Participant in the Plan at any time during a Plan Year, including after the ninetieth (90th) day of such Plan Year.


ARTICLE IV
VARIABLE COMPENSATION AWARDS

4.1     Designation of Variable Compensation Awards:

The Company's management shall approve, or in case of Executive Officers recommend to the Committee, the Performance Percentage and the corresponding Variable Compensation Award to be paid to each Participant in accordance with the terms of the Plan for the immediately preceding Plan Year. Within the first ninety (90) days after the end of each Plan Year, the Committee shall review such recommendations, make any adjustment it deems appropriate in accordance with the terms of the Plan, and approve the grant and payment of the corresponding Variable Compensation Awards in the aggregate and to the Executive Officers.


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4.2     Establishment of Performance Percentages:

Management of the Company shall assist and provide to the Committee management's recommendations regarding the Performance Percentages applicable to each combination of Individual Performance Level and Company Performance Level for Award Groups I, II and III. No later than the ninetieth (90th) day of each Plan Year, the Committee shall review such recommendations, make any adjustments it deems appropriate in accordance with the terms of the Plan, and approve the Performance Percentages for Award Groups I, II and III for such Plan Year. At that same time, the Committee also shall set the Performance Percentages for Group IV Participants. As described in Section 1.2(o), Performance Percentages with respect to Award Group III and Award Group IV Participants who qualify as Certain Executive Officers shall be based solely on the achievement of Company Performance Levels. In the event the Committee takes no action prior to the ninetieth (90th) day of such Plan Year to change, amend or rescind the Performance Percentages in effect for the immediately preceding Plan Year, the Performance Percentages for such Plan Year shall be deemed to be the Performance Percentages for said immediately preceding Plan Year.

4.3     Company Performance Levels:

Prior to the ninetieth (90th) day of a Plan Year, the Company's management shall make recommendations to the Board regarding the annual operating plan for the Company and each of the Company's business segments for such Plan Year (the "Annual Operating Plan"). The Board shall approve the Annual Operating Plan with any modifications it deems appropriate. Based on the approved Annual Operating Plan for such Plan Year, the Committee shall establish the financial performance goals for the Company and its applicable business segments at the following three levels which shall be designed to help focus the Participants' attention on achieving superior annual financial performance results in light of existing conditions: a threshold level, which is the minimum financial performance income level for any award to be made under the Plan (the "Minimum Company Performance Level"), a target financial performance income level (the "Target Company Performance Level"), and a maximum financial performance level (the "Maximum Company Performance Level"). The Committee shall in its discretion establish the applicable objective Company financial performance criteria for determining Company Performance Levels.

4.4     Determination of Performance Percentages:

Performance Percentages for Award Group I, Award Group II and Award Group III Participants (excluding Qualifying Group III Participants) shall be based upon the Performance Percentage assigned by the Committee for such Participant's Award Group with respect to each combination of achieved Company Performance Level for such Plan Year and the Individual Performance Level achieved by such Participant for such Plan Year. Performance Percentages for Award Group I Participants will range from 2% to 32%; Award Group II Participants initially will range from 9% to 65%; and Group III Participants initially will range from 14% to 120%. Variable Compensation Awards for Group IV Participants and Qualifying Group III Participants shall be based solely upon the Performance Percentage assigned by the Committee with respect to the achieved Company Performance Level. Performance Percentages will range from 50% to 150% for Award Group IV Participants and from 60% to 120% for Qualifying Group III Participants, depending on the Company Performance Level achieved. In the event that the Company Performance Level achieved is below the Minimum Company Performance Level, the Variable Compensation Award for Group IV and for Qualifying Group III Participants shall be 0%. The Performance Percentages with respect to each Award Group for any Plan Year may be set or changed by the Committee during the first ninety (90) days of such Plan Year.

4.5     Adjustment of Company Performance Levels:

Except with respect to Certain Executive Officers as provided in Article VI, if during any Plan Year external or internal changes or other unanticipated business conditions have materially affected the appropriateness of the Company Performance Levels, the Committee may, in its sole discretion, determine appropriate increases or decreases to the Company Performance Levels for such Plan Year.


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Participants shall not be entitled to any Variable  Compensation Award under the
Plan unless the Company achieves at the corresponding Company Performance Level; provided, however, except as provided in Article VI, the CEO in the case of Participants other than Executive Officers, and the Committee in the case of Executive Officers other than Certain Executive Officers, in their discretion, may approve payment of special awards to designated Participants.

4.6 Determination of Company Performance Level Achieved and Payment of Variable Compensation Awards:

Within ninety (90) days after the end of each Plan Year, the Company's management shall report to the Committee the Company Performance Level achieved by the Company and each applicable business segment for such Plan Year. The Committee shall review such report and certify in writing or set forth in a resolution of the Committee the Company Performance Level achieved by the Company and each applicable Company business segment for such Plan Year. Such achieved Company Performance Level shall be used in determining the corresponding Performance Percentage and Variable Compensation Award for such Plan Year as provided in Sections 4.1 and 4.4 above. The Committee shall approve the grant and payment of the corresponding Variable Compensation Awards to Participants pursuant to terms of the Plan. Payment of Variable Compensation Awards shall be made following certification by the Committee of the Company Performance Level achieved for such Plan Year and shall be paid in cash in a lump sum or shares of NL Common Stock. Except as provided in Article 5, Participants must be employed by the Company on the date the Committee approves the Variable Compensation Awards to receive the approved award for such Plan Year.

4.7     Limitation on Payments:

The amount payable to a Participant pursuant to this Plan with respect to any Plan Year shall not exceed $3 million.


ARTICLE V
TERMINATION OF EMPLOYMENT

5.1 Termination of Employment Due to Death, Disability, Retirement, Or Transfer To Affiliate Not Included In Plan:

In the event a Participant's employment with the Company is terminated by reason of death, total and permanent disability, retirement, or a Participant is transferred to an affiliate which does not participate in the Plan, the Participant's Variable Compensation Award shall be based on (i) Participant's actual Base Salary paid through the date of termination or transfer, and (ii) the applicable Performance Percentage. The Variable Compensation Award shall be paid in accordance with Article IV.

"Total and permanent disability" and "retirement" shall have the meaning as defined in the Retirement Programs of NL Industries, Inc.

5.2     Termination For Any Other Reason:

Except for  terminations  listed in Section  5.1,  in the event a  Participant's employment is terminated for any other reason including voluntary and involuntary termination prior to certification by the Committee of the Company Performance Level achieved for such Plan Year, the Participant shall not be entitled to a Variable Compensation Award with respect to such Plan Year. However, the CEO, in his sole discretion, may approve the payment to such Participant of a Variable Compensation Award under the Plan with respect to such Plan Year, except that in the case of Executive Officers the CEO may make such recommendation to the Committee, which shall have sole discretion to approve such award.


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ARTICLE VI
CERTAIN EXECUTIVE OFFICERS

6.1     Applicability Of Article VI:

The provisions of this Article VI shall apply only to Certain Executive Officers. In the event of any inconsistencies between this Article VI and the other Plan provisions, the provisions of this Article VI shall control.

6.2     Definition Applicable To Article VI Only:

The following term shall have the meaning set forth below:

(a) "Base Salary" shall mean as to any Plan Year a Participant's actual regular salary at the rate in effect prior to the ninetieth (90th) day of the Plan Year and not after the date the Company Performance Levels are established. Regular salary shall include any salary reduction contributions made to the Company's 401(k) Plan or other deferred compensation plans, but exclusive of any Variable Compensation Awards under this Plan and of any other bonuses, incentive pay, or special awards.

6.3     No Partial Plan Year Participation:

A Certain Executive Officer who becomes eligible after the ninetieth (90th) day of a Plan Year may not participate in the Plan for such Plan Year, but may participate in the Plan for the succeeding Plan Year.

6.4     Components Of Individual Awards:

Each Variable Compensation Award shall be based strictly on the Company's achievement of predetermined Company Performance Levels. Prior to ninety (90) days after the beginning of the Plan Year, the Committee shall determine the Company Performance Levels for such Plan Year.

6.5     No Mid-Year Change In Award Percentages:

Variable Compensation Awards for Certain Executive Officers shall be based solely on the Performance Percentage for the applicable Award Group as set by the Committee during the first ninety (90) days of the Plan Year.

6.6     No Adjustments Of Performance Goals:

Once established, Company Performance Levels shall not be changed after the first ninety (90) days of the Plan Year with respect to Certain Executive Officers. Certain Executive Officers shall not receive any Variable Compensation Award under this Plan when the Company or the applicable Company business segment fails to achieve at least the applicable Minimum Company Performance Level.

6.7     Individual Performance and Discretionary Adjustments:

Individual performance shall not be reflected in the Variable Compensation Awards to Certain Executive Officers. However, the Committee retains the discretion to eliminate or decrease the amount of the Variable Compensation Award otherwise payable to a Certain Executive Officer.


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6.8     Possible Modification:

If, on advice of the Company's tax counsel,  the Committee  determines that Code
Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid to a Certain Executive Officer under the Plan (i) by applying one or more of Sections 1.2(b), 1.2(m), 1.2(o), 3.1, 4.2, 4.4, or 4.5 to such Certain Executive Officer without regard to the limitations regarding Certain Executive Officers in such Section(s) or (ii) by not applying one or more Sections of this Article VI, then the Committee may, in its sole discretion, disregard such limitations.

6.9     No Discretionary Awards or Bonuses:

No discretionary awards or bonuses shall be paid to Certain Executive Officers pursuant to this Plan. However, nothing in this Plan shall be construed as limiting the right of the Committee or the Board to make any other award or bonus under their general authority or under any other plan.

ARTICLE VII
MISCELLANEOUS PROVISION

7.1     Nontransferability:

No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy.

7.2     Tax Withholding:

The Company shall have the right to deduct from all awards or payments under this Plan, whether paid in cash or stock, any foreign, Federal, state, or local taxes required by law to be withheld with respect to such payments.

7.3     Amendments:

The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely.

7.4     Indemnification:

Each person who is or shall have been a member of the Committee or the Board or who is or shall have been an Employee of the Company acting on behalf of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense, including without limitation, fees and expenses of legal counsel, that may have been imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.


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7.5     Beneficiary Designation:

Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he received any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during his lifetime. In the absence of any such designation, or if the designated beneficiary is no longer living, benefits shall be paid to the surviving member(s) of the following classes of beneficiaries, with preference for classes in the order listed below:

(a) Participant's spouse (unless the parties were divorced or legally separated by court decree);

(b)  Participant's children (including children by adoption);

(c)  Participant's parents (including parents by adoption);

(d)  Participant's executor or administrator.

Payment of benefits, in accordance with Section 5.1, shall be made exclusively to the member(s) of the first class, in the order listed above, which has surviving member(s). If that class has more than one member, benefit payments shall be made in equal shares among members of the class.

7.6     Rights of Participants:

Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate or change a Participant's employment at any time, nor confer upon any Participant, any right to continue in the employ of the Company for any period of time or to continue his present or any other rate of compensation. No Participant in a previous Plan Year, or other employee at any time, shall have a right to be selected for participation in a current or future Plan Year.

7.7     Governing Law:

The Plan shall be construed in accordance with and governed by the laws of the State of Texas.

7.8     Effective Date:

The Plan shall be deemed effective as of January 1, 2001.